Exhibit 10.1

SECOND WAIVER AND FORBEARANCE AGREEMENT

This SECOND WAIVER AND FORBEARANCE AGREEMENT (this “Agreement”), dated as of June 15, 2015, to and under the Canadian Credit Agreement referenced below is among QUICKSILVER RESOURCES CANADA INC., (the “Canadian Borrower”), JPMORGAN CHASE BANK, N.A., as global administrative agent (in such capacity, the “Global Administrative Agent”), JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian administrative agent (in such capacity, the “Canadian Administrative Agent” and, together with the Global Administrative Agent, the “Administrative Agents”), and the Combined Lenders (as defined below) party hereto.

R E C I T A L S:
A.    Quicksilver Resources Inc. (the “U.S. Borrower”), the Global Administrative Agent and the various financial institutions party thereto as lenders (the “U.S. Lenders”), agents or issuing banks entered into that certain Amended and Restated Credit Agreement dated as of December 22, 2011 (as amended, supplemented or modified, the “U.S. Credit Agreement”).
B.    The U.S. Borrower, the Canadian Borrower, the Canadian Administrative Agent, the Global Administrative Agent, and the various financial institutions party thereto as lenders (the “Canadian Lenders” and, together with the U.S. Lenders, the “Combined Lenders”), agents or issuing banks entered into that certain Amended and Restated Credit Agreement dated as of December 22, 2011 (as amended, supplemented or modified, the “Canadian Credit Agreement”).
C.     The Administrative Agents entered into that certain Intercreditor Agreement dated as of December 22, 2011 (as amended, supplemented or modified, the “Intercreditor Agreement”).
D.    Pursuant to the Canadian Credit Agreement, the Canadian Lenders have made certain loans and other extensions of credit to the Canadian Borrower.
E.     The U.S. Borrower and the Guarantors (as defined in the U.S. Credit Agreement) that are Domestic Subsidiaries (as defined in the U.S. Credit Agreement) (collectively, the “Debtors”) filed on March 17, 2015 voluntary petitions initiating their respective cases under Chapter 11 of the Bankruptcy Code (collectively, the “Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

F.    The Bankruptcy Court entered a final order (the “Cash Collateral Order”) on May 1, 2015 which, among other things, authorized the Debtors to use cash collateral and other collateral and granted adequate protection to the First Lien Parties and the Second Lien Parties (each as defined in the Cash Collateral Order), in each case, in accordance with and as more particularly set forth in the Cash Collateral Order.
G.    The Canadian Borrower, 0942065 B.C. Ltd. and 0942069 B.C. Ltd. (the “Non-Filer Parties”) are not Debtors in the Cases or in bankruptcy proceedings in Canada.

H.    As a result of the commencement of the Cases, (a) the obligations under the Canadian Credit Agreement were automatically accelerated and the Commitments thereunder terminated and (b) the Administrative Agents and the Canadian Lenders were entitled to exercise all of their rights and remedies under the Canadian Credit Agreement, the other Loan Documents and applicable Governmental

Requirements (the exercise of any such rights and remedies, collectively, “Canadian Debt Enforcement Actions”).

I.    The U.S. Borrower, the Canadian Borrower, the Guarantors (as defined in the Existing Forbearance Agreement), the Administrative Agents, the issuing banks party thereto and the Combined Lenders party thereto entered into that certain Waiver and Forbearance Agreement dated as of March 16, 2015 (the “Existing Forbearance Agreement”) pursuant to which, among other things, the Administrative Agents and the Majority Lenders agreed to forbear from taking any Canadian Debt Enforcement Actions against the Non-Filer Parties prior to the Forbearance Termination Date (as defined in the Existing Forbearance Agreement), which if such termination date does not occur prior to June 16, 2015, will occur on June 16, 2015.
J.    The Canadian Borrower has requested that the Administrative Agents and the Majority Lenders (a) agree to continue to forbear from and after June 16, 2015 from taking Canadian Debt Enforcement Actions against the Non-Filer Parties and (b) waive the requirement of Section 8.01(c) of the Canadian Credit Agreement, which requires a Financial Officer of the U.S. Borrower to deliver a compliance certificate when financial statements are delivered (the “Compliance Certificate Requirement”).
K.    The Administrative Agents and the Majority Lenders have agreed to such requests, subject to the terms and provisions set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Definitions. Each capitalized term used herein but not otherwise defined herein has the meaning given to such term in the Canadian Credit Agreement. Unless otherwise indicated, all section references in this Agreement refer to the applicable section of the Canadian Credit Agreement.
Section 2.    Acknowledgements; Release.
2.1    Amount of Obligations. The Canadian Borrower acknowledges and agrees that (a) as of the close of business on June 5, 2015, the Secured Indebtedness includes, without limitation, not less than $82.7 million of Loans and not less than $2.1 million of face amount of Letters of Credit and (b) it is truly and justly indebted to the Secured Parties and the Administrative Agents for the Secured Indebtedness without defense, counterclaim or offset of any kind, and it ratifies and reaffirms the validity, enforceability and binding nature of such Secured Indebtedness.
2.2    Event of Default. The Canadian Borrower acknowledges and agrees that:
(a)    (i)(A) the commencement of the Cases by the Debtors resulted in an Event of Default pursuant to Section 10.01(i) and caused the Secured Indebtedness arising under the Loan Documents to become immediately due and payable and (B) after the Effective Date, additional Events of Default may result under the Canadian Credit Agreement related to, arising out of or in connection with (1) the Cases or (2) events which customarily occur leading up to or subsequent to the filing of the Cases under Chapter 11 of the Bankruptcy Code, pursuant to Sections 10.01(d) (solely with respect to Section 9.01), 10.01(e) (as a result of a breach of Section 8.04 (Payment of Obligations)) and 10.01(l) (by virtue of the automatic stay in the Cases), (collectively under clause (B), the “Second Forbearance Potential Events of Default”) and (ii) the Canadian Borrower represents and warrants to the Administrative Agents and the Combined Lenders that, as of the Effective Date, neither a Default nor an Event of Default has occurred and continues to exist under the Loan Documents (other than pursuant to (A) Section 10.01(c) as a result of the making of any representation and warranty in connection with the renewal of any evergreen Letters of Credit outstanding as of the date hereof), (B) Section 10.01(e) as a result of a breach of Section 8.04 (Payment of Obligations), (C) Section 10.01(f), (D) Section 10.01(g), (E) Section 10.01(i) (as it relates to the events further described in clause 2.2(a)(i)(A)), (F) Section 10.01(j) and (G) Section 10.01(d) (solely with respect to Section 8.02 (Notices of Material Events) as it relates to any of the events described in clauses 2.2(a)(ii)(A)-(F))) (collectively under clauses 2.2(a)(ii)(A)-(G), the “Specified Existing Defaults” and, together with the Second Forbearance Potential Events of Default, the “Second Forbearance Events of Default”),
(b)    from and after June 16, 2015, absent the agreement of the Administrative Agents and the Majority Lenders to forbear from taking Canadian Debt Enforcement Actions as provided in this Agreement, the occurrence and continuance of the Second Forbearance Events of Default entitle the Administrative Agents and the Majority Lenders to take Canadian Debt Enforcement Actions at any time, subject to the terms of the Loan Documents and applicable Governmental Requirements, and
(c)    from and after the automatic acceleration on March 17, 2015 of the obligations under the Canadian Credit Agreement, interest has and continues to accrue under Section 3.02(e) of the Canadian Credit Agreement and has and shall continue to be payable in accordance with Section 5.1 of the Existing Forbearance Agreement at the same rate as currently in effect, which, for the avoidance of doubt, shall be calculated under Section 3.02(e) based on the highest level of Applicable Margin for Canadian Prime and U.S. Prime Borrowings.
2.3    Release. Without in any way limiting the release contained in the Existing Forbearance Agreement, the Canadian Borrower, in consideration of the Administrative Agents’ and the Combined Lenders’ execution and delivery of this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, unconditionally, freely, voluntarily and, after consultation with counsel and becoming fully and adequately informed as to the relevant facts, circumstances and consequences, releases, waives and forever discharges (and further agrees not to allege, claim or pursue) any and all claims, rights, causes of action, counterclaims or defenses of any kind whatsoever, in contract, in tort, in law or in equity, whether known or unknown, direct or derivative, which the Canadian Borrower or any predecessor, successor or assign might otherwise have or may have against any Administrative Agent, Combined Lender, Issuing Bank, their present or former Subsidiaries and Affiliates or any of the foregoing’s officers, directors, employees, attorneys or other representatives or agents on account of any conduct, condition, act, omission, event, contract, liability, obligation, demand, covenant, promise, indebtedness, claim, right, cause of action, suit, damage, defense, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the Effective Date relating to the Loan Documents, this Agreement and/or the transactions contemplated thereby or hereby. The foregoing release shall survive the termination of this Agreement or the Second Forbearance Period (as defined below).
Section 3.    Forbearance.
3.1    Applicable Forbearance Period. Subject to the terms and conditions of this Agreement, the Administrative Agents and the Majority Lenders hereby agree to continue to forbear from taking any Canadian Debt Enforcement Action against any of the Non-Filer Parties as a result of the occurrence and continuance of any Second Forbearance Events of Default during the period from and including the Effective Date until the earliest to occur of (a) September 16, 2015, (b) the commencement against any Non-Filer Party of any litigation (including, without limitation, any foreclosure proceeding) in which the amounts involved, individually or in the aggregate, equal or exceed $5,000,000 that could reasonably be expected to have, during the Second Forbearance Period, a material adverse effect on (i) the validity or enforceability of the Loan Documents, (ii) the rights and remedies of, or benefits available to, the Canadian Administrative Agent and the Secured Parties under the Loan Documents and Governmental Requirements (including with respect to the first Lien granted pursuant to the Loan Documents to secure the Secured Indebtedness) or (iii) the business, operations, Property or financial condition of the Non-Filer Parties, taken as a whole, (c) other than pursuant to the Loan Documents, the acceleration of, or any other exercise of any rights or remedies in respect of, any Debt of any Non-Filer Party the outstanding principal amount of which exceeds, individually or in the aggregate, for such Non-Filer Party, $5,000,000; provided that a drawing under any Letter of Credit shall not constitute an acceleration or an exercise of rights or remedies, (d) any Non-Filer Party taking any action to challenge (including, without limitation, to assert in writing any challenge to) the validity or enforceability of this Agreement or any other Loan Document or any provision hereof or thereof, (e) the commencement by any Non-Filer Party of proceedings under bankruptcy, insolvency, receivership, restructuring or similar law now or hereafter in effect, including, without limitation, under the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada) or the Business Corporations Act (Alberta), (f) any failure by the Canadian Borrower to pay interest on the Loans as described in Section 2.2(c) hereof, (g) the occurrence of any Termination Event (as defined in the Cash Collateral Order), (h) any failure of the U.S. Borrower to pay interest on the U.S. Loans in accordance with the terms of the Cash Collateral Order and Section 5.2 of the Existing Forbearance Agreement and (i) a breach of the Canadian Borrower’s obligations pursuant to Section 8.13(e) to cooperate in the provision of a grant of fixed Liens on the property of the Canadian Borrower (such earliest date, the “Second Forbearance Termination Date”, and the period from and including the Effective Date until the Second Forbearance Termination Date, the “Second Forbearance Period”).
3.2    Limitation on and Inapplicability of Forbearance. Each Non-Filer Party acknowledges and agrees that, notwithstanding the agreement of the Administrative Agents and the Majority Lenders to forbear from taking Canadian Debt Enforcement Actions during the Second Forbearance Period, (a) nothing contained in this Agreement shall be construed to limit or affect the right of the Administrative Agents and the Combined Lenders to bring or maintain during the Second Forbearance Period any action to enforce or interpret any term or provision of this Agreement, or to file or record instruments of public record (or take other action) to perfect or further protect the liens and security interests granted by the Non-Filer Parties to the Administrative Agents and the Lenders and (b) in connection with the termination, unwind or cancellation of any Swap Agreement between the Canadian Borrower and a Secured Swap Provider, the Canadian Borrower acknowledges and agrees that nothing set forth in this Agreement shall affect (i) the rights of such Secured Swap Provider or its Affiliates to exercise any right of setoff contemplated by the Loan Documents, including Section 12.08 of the Canadian Credit Agreement and (ii) the operation of any provisions of the Loan Documents and Intercreditor Agreement concerning any such rights of setoff.
3.3    Enforcement Actions After Applicable Forbearance Period. Each Non-Filer Party acknowledges and agrees that, on the Second Forbearance Termination Date, the agreement of the Majority Lenders and the Administrative Agents to forbear from taking any Canadian Debt Enforcement Action shall cease and be of no further force or effect, and the Administrative Agents and the Majority Lenders shall be entitled to immediately take Canadian Debt Enforcement Actions against such Non-Filer Party, subject to the terms of the Canadian Credit Agreement, the other Loan Documents and applicable Governmental Requirements, all without further notice or demand, in respect of the Second Forbearance Events of Default or any other Event of Default not waived or then existing.
Section 4.    Waiver. The Administrative Agents and the Majority Lenders hereby agree to waive the Compliance Certificate Requirement (without prejudice to the terms of Section 8.01(h)). The waiver contained in this Section 4 hereof, shall not be a waiver by the Administrative Agents, the Combined Lenders or the Issuing Bank of any Defaults or Events of Default which may exist or which may occur in the future under the Canadian Credit Agreement or the other Loan Documents (collectively, “Other Violations”).

Similarly, nothing contained in this Agreement shall directly or indirectly in any way whatsoever: (1) amend or alter any provision of the Canadian Credit Agreement, the other Loan Documents or any other contract or instrument except as expressly set forth in this Agreement or (2) constitute any course of dealing or other basis for altering any obligation of the Canadian Borrower or any right, privilege or remedy of the Administrative Agents, the Combined Lenders or the Issuing Bank under the Canadian Credit Agreement, the other Loan Documents or any other contract or instrument. Without prejudice to the forbearance provisions set forth herein, nothing in this Agreement shall be construed to be a consent or waiver by the Administrative Agents, the Combined Lenders or the Issuing Bank under the Canadian Credit Agreement to any Other Violations.
Section 5.    Conditions Precedent. This Agreement shall not become effective until the date on which each of the following conditions is satisfied (the “Effective Date”):
(a)    Execution. The Global Administrative Agent shall have received from the Canadian Borrower, the Majority Lenders, the Global Administrative Agent and the Canadian Administrative Agent counterparts of this Agreement signed on behalf of each such Person.
(b)    Fees and Expenses. The Administrative Agents shall have received all amounts due and payable in connection with this Agreement and any other Loan Documents on or prior to the Effective Date, including all invoiced and all documented out-of-pocket expenses required to be reimbursed or paid by the Canadian Borrower under the Canadian Credit Agreement (including the fees and expenses of legal counsel and any financial advisor).
Section 6.    Miscellaneous
6.1    Confirmation. All of the terms and provisions of the Canadian Credit Agreement, but with effect given to the waiver in this Agreement, are, and shall remain, in full force and effect following the Effective Date.
6.2    Ratification and Affirmation; Representations and Warranties. The Canadian Borrower hereby (a) acknowledges the terms of this Agreement; (b) ratifies and affirms (i) its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect and (ii) that the Liens created by the Loan Documents to which it is a party are valid, continuing and enforceable and secure the Secured Indebtedness in accordance with the terms thereof; and (c) represents and warrants to the Lenders that as of the date hereof, except with respect to Section 7.04(b) (with respect to information disclosed by the Canadian Borrower to the Agent prior to the Effective Date) and Section 7.18, the representations and warranties contained in the Loan Documents to which it is a party are true and correct in all material respects on and as of the Effective Date, except that to the extent any such representations and warranties are (x) expressly limited to an earlier date, in which case, on the Effective Date such representations and warranties shall continue to be true and correct as of such specified earlier date and (y) qualified by materiality, such representations and warranties (as so qualified) shall continue to be true and correct in all respects. This Agreement is a Loan Document.
6.3    Counterparts. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart hereof.

6.4    Governing Law, Jurisdiction, Etc. Sections 12.09 and 12.18 of the Canadian Credit Agreement shall be incorporated herein mutatis mutandis.
6.5    Entire Agreement. This Agreement, the Canadian Credit Agreement and the other Loan Documents represent the entire agreement of the Canadian Borrower, the Administrative Agents, the Issuing Bank and the Combined Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agents, the Issuing Bank or any Combined Lender relative to the subject matter not expressly set forth or referred to herein or in the Canadian Credit Agreement and the other Loan Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

QUICKSILVER RESOURCES CANADA INC., an Alberta, Canada corporation

By:	/s/ Vanessa Gomez LaGatta Name: Vanessa Gomez LaGatta Title: Senior Vice President
Chief Financial Officer and Treasurer

SIGNATURE PAGE TO SECOND WAIVER AND FORBEARANCE AGREEMENT

JPMORGAN CHASE BANK, N.A., as a Lender under the U.S. Credit Agreement and as Global Administrative Agent

By:	/s/ Patricia S. Carpen Name: Patricia S. Carpen Title: Authorized Officer

SIGNATURE PAGE TO SECOND WAIVER AND FORBEARANCE AGREEMENT

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as a Lender and Issuing Bank under the Canadian Credit Agreement and as Canadian Administrative Agent

By:	/s/ Michael N. Tam Name: Michael N. Tam Title: Senior Vice President

SIGNATURE PAGE TO SECOND WAIVER AND FORBEARANCE AGREEMENT

BANK OF AMERICA, N.A., as a Lender under the U.S. Credit Agreement
By:    /s/ Tyler D. Levings
Name:    Tyler D. Levings
Title:    Director

SIGNATURE PAGE TO SECOND WAIVER AND FORBEARANCE AGREEMENT

BANK OF AMERICA, N.A., (by its Canada Branch) as a Lender under the Canadian Credit Agreement

By:	/s/ Medina Sales de Andrade Name: Medina Sales de Andrade Title: Vice President

SIGNATURE PAGE TO SECOND WAIVER AND FORBEARANCE AGREEMENT

CANADIAN IMPERIAL BANK OF COMMERCE, as a Lender under the Canadian Credit Agreement

By:	/s/ E. Lindsay Gordon Name: E. Lindsay Gordon Title: Canadian Imperial Bank of Commerce
Executive Director

SIGNATURE PAGE TO SECOND WAIVER AND FORBEARANCE AGREEMENT

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender under the U.S. Credit Agreement

By:	/s/ E. Lindsay Gordon Name: E. Lindsay Gordon Title: Canadian Imperial Bank of Commerce
Executive Director

By:	/s/ Charles D. Mulkeen Name: Charles D. Mulkeen Title: Executive Director

SIGNATURE PAGE TO SECOND WAIVER AND FORBEARANCE AGREEMENT

CITIBANK, N.A., as a Lender under the U.S. Credit Agreement
By:    /s/ Brian S. Broyles
Name:    Brian S. Broyles
Title:    Attorney-in-Fact

SIGNATURE PAGE TO SECOND WAIVER AND FORBEARANCE AGREEMENT

CITIBANK, N.A., CANADIAN BRANCH, as a Lender under the Canadian Credit Agreement

By:	/s/ Brian S. Broyles Name: Brian S. Broyles Title: Attorney-in-Fact

SIGNATURE PAGE TO SECOND WAIVER AND FORBEARANCE AGREEMENT

CITIGROUP FINANCIAL PRODUCTS INC., as a Lender under the U.S. Credit Agreement

By:	/s/ Joelle Gavlick Name: Joelle Gavlick Title: Authorized Signatory

SIGNATURE PAGE TO SECOND WAIVER AND FORBEARANCE AGREEMENT

CITIGROUP FINANCIAL PRODUCTS INC., as a Lender under the Canadian Credit Agreement

By:	/s/ Joelle Gavlick Name: Joelle Gavlick Title: Authorized Signatory

SIGNATURE PAGE TO SECOND WAIVER AND FORBEARANCE AGREEMENT

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender under the U.S. Credit Agreement and the Canadian Credit Agreement

By:	/s/ Richard Teitelbaum Name: Richard Teitelbaum Title: Managing Director

By:	/s/ Ron Spitzer Name: Ron Spitzer Title: Managing Director

SIGNATURE PAGE TO SECOND WAIVER AND FORBEARANCE AGREEMENT

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender under the U.S. Credit Agreement

By:	/s/ Megan Kane Name: Megan Kane Title: Authorized Signatory

By:	/s/ Bryan J. Matthews Name: Bryan J. Matthews Title: Authorized Signatory

SIGNATURE PAGE TO SECOND WAIVER AND FORBEARANCE AGREEMENT

CREDIT SUISSE AG, TORONTO BRANCH, as a Lender under the Canadian Credit Agreement

By:	/s/ Alain Daoust Name: Alain Daoust Title: Authorized Signatory

By:	/s/ Chris Gage Name: Chris Gage Title: Authorized Signatory

SIGNATURE PAGE TO SECOND WAIVER AND FORBEARANCE AGREEMENT

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender under the U.S. Credit Agreement

By:	/s/ Benjamin Souh Name: Benjamin Souh Title: Vice President

By:	/s/ Keith C. Braun Name: Keith C. Braun Title: Managing Director

SIGNATURE PAGE TO SECOND WAIVER AND FORBEARANCE AGREEMENT

DEUTSCHE BANK AG CANADA BRANCH, as a Lender under the Canadian Credit Agreement

By:	/s/ Paul Uffelman Name: Paul Uffelman Title: Vice President

By:	/s/ Leigh Knowles Name: Leigh Knowles Title: Director

SIGNATURE PAGE TO SECOND WAIVER AND FORBEARANCE AGREEMENT

GOLDMAN SACHS BANK USA, as a Lender under the U.S. Credit Agreement

By:	/s/ Michelle Latzoni Name: Michelle Latzoni Title: Authorized Signatory

SIGNATURE PAGE TO SECOND WAIVER AND FORBEARANCE AGREEMENT

THE ROYAL BANK OF SCOTLAND plc, as a Lender under the U.S. Credit Agreement

By:	/s/ David W. Stack Name: David W. Stack Title: Senior Vice President

SIGNATURE PAGE TO SECOND WAIVER AND FORBEARANCE AGREEMENT

THE ROYAL BANK OF SCOTLAND PLC, CANADA BRANCH, as a Lender under the Canadian Credit Agreement

By:	/s/ David W. Stack Name: David W. Stack Title: Authorized Signatory

SIGNATURE PAGE TO SECOND WAIVER AND FORBEARANCE AGREEMENT

THE TORONTO-DOMINION BANK, as a Lender under the Canadian Credit Agreement

By:	/s/ Savo Bozic Name: Savo Bozic Title: Authorized Signatory

SIGNATURE PAGE TO SECOND WAIVER AND FORBEARANCE AGREEMENT

UBS AG, STAMFORD BRANCH, as a Lender under the U.S. Credit Agreement

By:	/s/ Darlene Arias Name: Darlene Arias Title: Director

By:	/s/ Craig Pearson Name: Craig Pearson Title: Associate Director

SIGNATURE PAGE TO SECOND WAIVER AND FORBEARANCE AGREEMENT

UBS AG CANADA BRANCH, as a Lender under the Canadian Credit Agreement

By:	/s/ Darlene Arias Name: Darlene Arias Title: Director

By:	/s/ Craig Pearson Name: Craig Pearson Title: Associate Director

SIGNATURE PAGE TO SECOND WAIVER AND FORBEARANCE AGREEMENT

WELLS FARGO BANK, N.A., as a Lender under the U.S. Credit Agreement
By:    /s/ Trenton J. Brendon
Name:    Trenton J. Brendon
Title:    Vice President

SIGNATURE PAGE TO SECOND WAIVER AND FORBEARANCE AGREEMENT

WELLS FARGO FINANCIAL CORPORATION CANADA, as a Lender under the Canadian Credit Agreement

By:	/s/ Jeannette Cavaliere Name: Jeannette Cavaliere Title: Vice President

SIGNATURE PAGE TO SECOND WAIVER AND FORBEARANCE AGREEMENT